UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 23, 2014

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2014, the Board of Directors of Electro Scientific Industries, Inc. (the “Company”) appointed Edward C. Grady as President and Chief Executive Officer of the Company, replacing Nicholas Konidaris, who was removed as President and Chief Executive Officer at such time. In accordance with the terms of Mr. Konidaris' employment agreement Mr. Konidaris also resigned as a director at such time.
Mr. Grady, 66, has been a director of the Company since 2008. From April 2010 until February 7, 2014 Mr. Grady served as Executive Chairman and Chief Executive Officer of REEL Solar, Inc., a private company that developed a unique process for the manufacture of high efficiency low cost CdTe solar panels. Before joining REEL he served as President and Chief Executive Officer of Brooks Automation, Inc., which offers hardware products, services and tightly integrated solutions that optimize manufacturing equipment, factory operations and productivity for the semiconductor and other complex manufacturing industries, including clean tech and data storage. Mr. Grady retired from Brooks Automation in 2007. Prior to joining Brooks in 2003, he ran the wafer inspection group and the metrology groups, each with multiple divisions, at KLA-Tencor Corporation, a manufacturer of semiconductor equipment. Prior to KLA-Tencor, he was Chief Executive Officer of Micromask, a supplier of photo masks and services to the semiconductor industry. He started his career as an engineer for Monsanto Electronic Materials Company, Inc., a manufacturer of silicon wafers to the semiconductor industry, and eventually rose to the position of Vice President of Worldwide Sales.
Mr. Grady will receive an annual base salary of $590,000 and will be eligible for a target bonus equal to 100% of his base salary for fiscal 2015 under the Company's executive variable pay bonus plan, based on performance measures to be determined by the Compensation Committee of the Board of Directors. He was also awarded 63,853 stock settled stock appreciation rights under the Company’s 2004 Stock Incentive Plan on February 23, 2014 at an exercise price of $9.24 per share. This award vests one-third annually on each of the first three anniversaries of the date of grant subject to his continued service as an officer or director and has a term of ten years. [Mr. Grady's offer letter is filed at Exhibit 10 to this Form 8-K.]
In accordance with the termination without cause provisions of Mr. Konidaris' employment agreement with the Company, upon termination of his employment he will receive his current base salary payable over twelve months, all of his options and stock settled stock appreciation rights will continue to vest for two years and remain exercisable for three years, subject to the original term, all of his time based restricted stock units will fully vest and all of his performance-based restricted stock units will vest at the end of the applicable performance period based on actual performance.
[9.01 Financial Statements and Exhibits

Exhibit 10	Offer Letter, dated February 23, 2014, between Electro Scientific Industries, Inc. and Edward C. Grady.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 27, 2014.
Electro Scientific Industries, Inc.
(Registrant)

By: /s/ Paul Oldham
Name:    Paul Oldham

Title:	Vice President of Administration,
Chief Financial Officer and Secretary